QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2002

SRS LABS, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21123 (Commission File Number)	33-0714264 (IRS Employer Identification No.)
2909 Daimler Street Santa Ana, California 92705 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 442-1070

Not Applicable
Former name or former address, if changed since last report

Item 4. Changes in Registrant's Certifying Accountants.

        On October 24, 2002, Deloitte & Touche LLP ("D&T") resigned its engagement as the independent auditor of SRS Labs, Inc. (the "Company"), effective immediately. The Company has commenced the process to engage a new independent auditor.

        In January 2000, D&T advised management that it was no longer able to rely on the representations of the then current chief financial officer. Immediately thereafter, the Audit Committee of the Company's Board of Directors, upon the recommendation of the Company's management, removed the then current chief financial officer from that position and reassigned him to other responsibilities with the Company unrelated to the Company's finances and dealings with investors. In connection with its resignation on October 24, 2002, D&T orally advised the Audit Committee that, as a result of contradictory statements it believes were made by management relating to the potential reappointment of the above-referenced former chief financial officer, D&T had concluded that it could no longer rely on management's representations. The Company has no intention of reappointing the former chief financial officer to that position and is continuing to interview chief financial officer candidates.

        During the Company's two most recent fiscal years and the subsequent interim periods to the date of D&T's resignation, there were no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make a reference to the subject matter of the disagreements in its reports and there were no reportable events described under Item 304(a)(i)(v) of regulation S-K, other than the reportable events described in the preceding paragraph.

        D&T's reports on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        The Company has authorized D&T to respond fully and without limitation to any inquiries by a successor accountant concerning the subject matter of the above reportable events.

        The Company has requested D&T to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Attached as Exhibit 16 is a copy of D&T's letter, dated October 28, 2002, stating its agreement with such statements.

Item 5. Other Events.

        On October 21, 2002, Jeffrey I. Scheinrock submitted his resignation as a director of the Company, effective October 25, 2002, to pursue other interests. Notwithstanding his resignation, Mr. Scheinrock is currently retained by the Company as a consultant. On October 22, 2002, Robert Pfannkuch resigned as a director of the Company to pursue other interests.

Item 7. Exhibits.

        (c) Exhibits

  16.
  Letter re Change in Certifying Accountant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC, a Delaware corporation
Date: October 29, 2002	By:	/s/ THOMAS C. K. YUEN
Thomas C. K. Yuen Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer

QuickLinks

  Item 4. Changes in Registrant's Certifying Accountants.
  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES